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                        SCHLOTZSKY'S, INC. AND SUBSIDIARIES

                   COMPUTATION OF INCOME(LOSS) PER COMMON SHARE


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                                                               Three Months Ended                 Six Months Ended
                                                        June 30, 1996     June 30, 1995    June 30, 1996     June 30, 1995
                                                        -------------     -------------    -------------     -------------
Computation of income (loss) per
  common share-primary:
         Net income(loss)                                $  714,343        $  244,381        $1,343,443      $  423,056
         Redeemable preferred stock dividends                     0          (140,000)                0        (280,000)
                                                        -------------     -------------    -------------     -----------
            Income (loss) available to
             common shareholders                            714,343           104,381         1,343,443         143,056
                                                        -------------     -------------    -------------     -----------
                                                        -------------     -------------    -------------     -----------

Weighted average number of shares outstanding             5,518,057         2,187,500         5,518,057       2,187,500
Common shares issuable under stock option plan              537,332           487,500           560,852         487,500
Common stock warrants outstanding                            23,438            28,906            23,438          28,906
Less shares assumed repurchased                            (404,470)         (369,598)         (433,121)       (369,947)
                                                        -------------     -------------    -------------     -----------
                                                          5,674,357         2,334,308         5,669,226       2,333,959
                                                        -------------     -------------    -------------     -----------
                                                        -------------     -------------    -------------     -----------

Income (loss) per common share:
         Income (loss) before extraordinary item              $0.13             $0.04             $0.24           $0.04
         Extraordinary item                                    0.00              0.00              0.00            0.02
                                                        -------------     -------------    -------------     -----------
                                                              $0.13             $0.04             $0.24           $0.06
                                                        -------------     -------------    -------------     -----------
                                                        -------------     -------------    -------------     -----------

Computation of income (loss) per common
  share-fully diluted:
         Net income(loss)                                $  714,343        $  244,381        $1,343,443      $  423,056
         Redeemable preferred stock dividends                     0          (140,000)                0        (280,000)
         Interest Add-back                                        0                 0             5,521               0
                                                        -------------     -------------    -------------     -----------
            Income (loss) available to
              common shareholders                           714,343           104,381         1,348,964         143,056
                                                        -------------     -------------    -------------     -----------
                                                        -------------     -------------    -------------     -----------

Weighted average number of shares outstanding             5,518,057         2,187,500         5,518,057       2,187,500
Common shares issuable under stock option plan              537,332           487,500           560,852         487,500
Common stock warrants outstanding                            23,438            30,469            23,438          30,469
Convertible securities                                            0            35,048            10,646          35,242
Less shares assumed repurchased                            (404,470)         (371,414)         (433,121)       (371,765)
                                                        -------------     -------------    -------------     -----------
                                                          5,674,357         2,369,103         5,679,872       2,368,946
                                                        -------------     -------------    -------------     -----------
                                                        -------------     -------------    -------------     -----------

Income (loss) per common share:
         Income (loss) before extraordinary item              $0.13             $0.04             $0.24           $0.04
         Extraordinary item                                    0.00              0.00              0.00            0.02
                                                        -------------     -------------    -------------     -----------
                                                              $0.13             $0.04             $0.24           $0.06
                                                        -------------     -------------    -------------     -----------
                                                        -------------     -------------    -------------     -----------


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